

Investor Roadshow

July 2002

Forward Looking Statements

Certain statements contained in this presentation may constitute "forward-looking statements." These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including projections of earnings; revenues, or other financial items; any statements of plans or strategies and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. More information about potential factors that could affect McAfee.com's business and financial results can be found in McAfee.com's Annual Report on Form 10-K filed with the SEC on March 25, 2002 and Quarterly Report on Form 10-Q filed with the SEC on May 15, 2002.

I. Situation Overview



Situation Overview

- Network Associates attempting 3rd exchange offer for minority ownership in McAfee.com
- McAfee.com stock has traded down in tandem with Network Associates stock since 1st exchange offer
- NET down 54%, NET comparables down 37%, MCAF comparables down 9% (1)
- NET 3Q02 EPS range guided down 7% to 21%, MCAF 3Q02 EPS guidance up 25% to $0.10 from $0.08
- Current exchange ratio proposed: 0.90x
- McAfee.com trading significantly above exchange ratio

(1) Indexed from March 15, 2002 to July 15, 2002

Recommendation by McAfee.com Special Committee

MCAFEE.COM

- McAfee.com Independent Special Committee recommends that shareholders of MCAF not tender their shares
- Exchange ratio undervalues McAfee.com's current and long-term value
- Morgan Stanley opined to the Special Committee that the 0.90x exchange ratio is financially inadequate
- McAfee.com has significant standalone opportunities and strong business momentum
- Rejecting the exchange offer and breaking the "tandem trading" with Network Associates' stock will maximize shareholder value

Chronology of Events

Date	Description
• March 18	• Announced intention to commence exchange offer at 0.675x exchange ratio
• March 26	• Network Associates postpones offer due to SEC investigation
• March 29	• Exchange offer at 0.675x exchange ratio commenced
• April 10	• Exchange ratio increased to 0.78x and accepted by McAfee.com Independent Special Committee
• April 25	• Network Associates withdraws offer due to internal accounting investigation
• May 17	• Internal accounting investigation completed; Network Associates restates '98-00 financials
• July 2	• Network Associates re-commences exchange offer at 0.78x exchange ratio
• July 12	• Exchange ratio increased to 0.85x
• July 15	• Exchange ratio increased to 0.90x; McAfee.com Independent Special Committee recommends against the offer

Divergence in Business Performance Since Initial Offer

Q2 2002 Results

	McAfee.com	network associates
Revenue ($MM)	**Met expectations**	**Missed expectations**
EPS	**Beat expectations by 43%**	**Met expectations**
Q3 Guidance	**Rev. unchanged** **EPS raised 25%**	**Rev. lowered 1-5%** **EPS lowered 7-21%**
Momentum	**Gaining**	**Losing**

McAfee.com Stock Held Hostage



130
120
110
100
90
80
70
60
50
40
4/10/02
5/4/02
5/28/02
6/21/02
7/15/02
July 2
NET re-commences exchange offer of 0.78x
Comps 1.5%
~35% Without Premium
July 12
NET raises exchange ratio to 0.85x
MCAF (36.3%)
April 10
MCAF and NET agree upon 0.78x exchange ratio
July 15
NET raises exchange ratio to 0.90x
NET (42.4%)
McAfee.com
McAfee.com Comps
Network Associates

Analyst Commentary

MCAFEE.COM

- "If NET wants to bring closure to this tender, the Company needs to put a serious bid on the table… We still think NET had better be within spitting distance of $17.75 per share"

  – Brean Murray, 7/16/02

- "McAfee's stock has been tied to Network Associates' and wouldn't be as low as it is if it wasn't"(1)

  – Legg Mason Wood Walker, 7/17/02

(1) The Daily Deal, July 17, 2002

Why Is This Offer Too Low?

MCAFEE.COM

	Symantec Acquisitions[1] Recourse	Pedestal	SecurityFocus	MCAFEE.COM
Annualized Revenue ($MM)	$25-30	$15-20	$5-10	$84-$85MM [2]
CY2003E Revenue Multiple	~4.9x	~8.3x	~10.0x	Approx. 3.5x
Operating Margin	Negative	Negative	Negative	31.5% [2]

(1) Based on Wachovia Securities research dated July 17, 2002

(2) CY2002 estimates for McAfee.com

II. Significant Stand-Alone Opportunity

Significant Standalone Opportunity

MCAFEE.COM

- ✓ Leader in a Large and Growing Market
- ✓ Proven Track Record of Strong Execution and Growth
- ✓ Strong Financial Performance

LEADER IN A LARGE AND GROWING MARKET

What We Do

MCAFEE.COM

We are the leading provider of
managed web security services
to consumers
and small businesses and the
second largest consumer security
software company

Rapidly Gaining Market Share



# of Unique Subscribers (000s)
51
211
340
520
650
780
922
1,020
1,220
1,345
1,449
1,605
Q3'99 Q4'99 Q1'00 Q2'00 Q3'00 Q4'00 Q1'01 Q2'01 Q3'01 Q4'01 Q1'02 Q2'02

With our Award Winning Consumer Security Services

MCAFEE.COM

Anti Virus	Managed services that provide 24x7 protection from external and internal viruses.
Anti Hacker	Managed services that provide 24x7 protection from external threats and hackers.
Anti Abuse	Managed services that provide 24x7 protection from abuse – internet access control, identity protection, etc.
Anti Spam	Managed services that provide 24x7 protection from spam and e-mail abuse.

SpamKiller

PROVEN TRACK RECORD OF STRONG EXECUTION AND GROWTH

Evolution of McAfee.com Phase I – 1999-00

MCAFEE.COM

Proving the Concept

- Online delivery of anti-virus services
- Subscription-based pricing model
- Pioneered web-only channel
- Reliable and scalable hosted infrastructure

MCAFEE.COM

Evolution of McAfee.com Phase II – 2000-01

MCAFEE.COM

MCAFEE.COM

Refining the Model

- Personal Firewall & Privacy Service
- Strong growth in subscribers
- De-emphasized advertising
- Turned profitable
- Expanded into small business segment

Evolution of McAfee.com Phase III (Now -)

MCAFEE.COM

Accelerating the Model

- SpamKiller, Security Center, Grid Security Services
- 1.6m subscribers and over 2m subscriptions
- Auto-Renewals
- Over 1.3m credit cards on file
- Multiple services per subscriber
- 34% operating margin
- Secured strong distribution partnerships

msn AOL

Highly Leverageable Distribution Channel

- www.mcafee.com is our #1 customer acquisition vehicle
- Over 80% of subscribers acquired from web site
- Top 50 – 100 web site
- Auto-renewal and one-click extensions
- Additional reach through PC OEMs, broadband ISPs and other Internet outlets


Secure Your PC
VirusScanOnline
SpamKiller
Firewall
PrivacyService
SecurityCenter

Strong Partnerships

Microsoft .net

comcast

Microsoft Windows XP

SOURCENEXT

msn

AOL

TOSHIBA AMERICA

ROAD RUNNER HIGH SPEED ONLINE

LinkShare

SBC

emachines

McAfee.com Growth Strategy

- Introduce a new managed security architecture to meet tomorrow's needs
- Expand product lines to meet new security demands from consumers
- Expand channels & partnerships globally
- Deploy expansive distribution model

STRONG FINANCIAL PERFORMANCE

Strong Financial Execution

MCAFEE.COM


Quarterly Revenue
$ in Millions
$12.6
$12.1
$12.8
$14.4
$16.2
$18.6
$18.8
$20.7
Q3 '00
Q4 '00
Q1 '01
Q2 '01
Q3 '01
Q4 '01
Q1 '02
Q2 '02


Operating Margin
%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-39%
-31%
-10%
5%
18%
28%
30%
34%
Q3 '00
Q4 '00
Q1 '01
Q2 '01
Q3 '01
Q4 '01
Q1 '02
Q2 '02

Pro-Forma Quarterly EPS

MCAFEE.COM



20¢
15¢
10¢
5¢
0¢
-5¢
-10¢
-15¢
-20¢
-14
-12
-9
-6
-3
3
6
9
8
10
Q1 00
Q2 00
Q3 00
Q4 00
Q1 01
Q2 01
Q3 01
Q4 01
Q1 02
Q2 02

McAfee.com has Succeeded Where Many Others Have Struggled

MCAFEE.COM



Indexed Revenue Performance
180
160
140
120
100
80
60
1Q 01
2Q 01
3Q 01
4Q 01
1Q 02
2Q 02
MCAF
NET
CHKP
SEBL
PSFT

III. Conclusion

NET vs. MCAF: The Facts

	network	McAfee.com
• End market focus	Large enterprises	Consumers
• Product	Software license	Subscription service
• Revenue Recognition	Standard SOP 97-2 criteria	Ratably over the subscription term
• Y/Y revenue growth		
2001	15%	32%
1Q02	41%	46%
2Q02	19%	44%

Key Risks of NET Stock Currency

- **Exposure to challenging enterprise IT spending environment**
- **Ongoing SEC investigation**
- **Recently lowered forward revenue and EPS guidance**

Timeline and Next Steps

MCAFEE.COM

- Tender offer expires on July 30, 2002
- McAfee.com Special Committee recommends you not tender your MCAF shares

Appendix

New Version

VirusScan Online

- 24x7 online and offline managed virus protection
- Detects and cleans all major file types
- Behavior (heuristic) scanning
- Quarantine capability
- Creates rescue disk for boot sector problems
- $29.95 per year



Security Services
Scan
Security Services
World Virus Map

New Version

McAfee.com Personal Firewall

- **Advanced Managed Firewall**
  - **High speed packet filtering**
  - **State-full inspection of multiple traffic types**
- **Intrusion detection, tracing and reporting**
  - **Extensive logs of all intrusion attempts**
  - **Tracks registrant and network information on intruders**
- **$39.95 per year**


McAfee.com Personal Firewall
PersonalFirewall Plus
Internet Applications

New Version

McAfee.com Privacy Service

MCAFEE.COM

- Support for all major internet applications
- Five age based access levels
- Extensive logging and reporting
- Personal identity protection
- Subscription based updating of URL block lists
- $29.95 per year


MCAFEE.COM Privacy Service
Help
Users
Configure
Event Log
Content Rating
Young Children
Children
Younger Teenagers
Older Teenagers
Adults
G
PG
PG-13
R
NC-17
Back
Next
MCAFEE.COM Privacy Service
Help
Users
Configure
Event Log
Select Information To Block
Master Card
Close

MCAFEE.COM

New Service

McAfee.com SpamKiller

- Supports POP3 & MAPI
- Uses lists, preset filters and custom filters
- Updates internal filters automatically
- Custom filters
- Quarantines spam outside of the inbox
- Monitors and filters multiple email accounts
- Converting from software to service by 3Q02
- $39.95


New Filter Wizard
Which message part do you want to base the filter on?
Sender's address
Subject
Message text
Message headers
SpamKiller

New Service

McAfee.com Security Center

MCAFEE.COM

- Console for all McAfee.com services
- Emergency Alert System
- Vulnerability Index
- Modular with small footprint for easy download (< 1MB)
- Unified view of vulnerabilities helps increase number of services purchased per subscriber



McAfee.com SecurityCenter - Microsoft Internet Explorer
MCAFEE.COM SecurityCenter
Updates
My Information
Help and Support
Security Center
VirusScan Online
Personal Firewall
Privacy Service
General Information
My Security Index
This index measures how secure your computer is. An index of 0 is the best. Click on each index to understand how it is computed.
My Security Index 6.1
My AntiVirus Index 4.2
My AntiHacker Index 6.3
My AntiAbuse Index 5.0
Security Utilities
World VirusMap
Virus Information Library
Internet Connection Speed
Port Scan
Virus Alert
Nimda (W32/Nimda@MM)
is a High Risk virus. You are currently protected from this virus.
More Information
Top 5 Threats
W97M/Nomed.a
W32/HLLP.Gosus
W97M/Comical@MM
W32/Pops@MM
W32/Fagled@MM
How We Assess Risk
News & Information
World Wide Virus Statistics
• Scanned Files: 426,459,912,294
• Infected Files: 84,396,145
• Infected Computers: 63%

McAfee.com Technology Infrastructure

MCAFEE.COM

- Global, ISP-grade infrastructure (400 Mb/s)
- 99.99% availability
- Highly scalable
- Completely redundant with no single point of failure
- Aggregated network connectivity to world's 7 largest ISPs



12,000+ Caching Servers

300+ Application Servers

McAfee.com Board of Directors

McAfee.com	Network Associates	Independent Board Members & Special Committee
• **Srivats Sampath** – President & CEO	• **George Samenuk** – Chairman & CEO	• **Frank Gill** (1) – Former EVP, Intel
	• **Stephen Richards** – COO & CFO	• **Richard Schell** (1) – CTO & General Manager, NetIQ

(1) Member of McAfee.com Independent Special Committee

Thank You